EXHIBIT 23.3
Consent of Deloitte & Touche LLP, independent registered public accounting firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2011, relating to the consolidated financial statements and financial statement schedule of Knight Transportation, Inc. and subsidiaries as of December 31, 2010 and for each of the two years in the period then ended, appearing in the Annual Report on Form 10-K of Knight Transportation, Inc. and subsidiaries for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
May 18, 2012